Deloitte &
  Touche LLP
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   [LOGO]        50 Fremont Street                     Telephone: (415) 247-4000
                 San Francisco, California 94105-2230  Facsimile: (415) 247-4329



                                                                 Exhibit 11



INDEPENDENT AUDITORS' CONSENT

The Montgomery Funds II:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 33-69686 of The Montgomery Funds II on Form N-1A of our reports dated August 16, 1996 incorporated by reference in the Statements of Additional Information and (b) the reference to us under the caption "Financial Highlights" appearing in the Combined Prospectuses which also are a part of such Registration Statement.


/s/  Deloitte & Touche LLP

October 25, 1996



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Deloitte Touche
Tohmatsu
International
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